Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES

AT-THE-MARKET EQUITY OFFERING PROGRAM

JERICHO, NY, June 6, 2016 — Getty Realty Corp. (NYSE-GTY) (the “Company”) today announced the establishment of an “at-the-market” equity issuance program, pursuant to which the Company may offer and sell shares of its common stock, par value $0.01 per share, with an aggregate gross sales price of up to $125,000,000 through J.P. Morgan Securities LLC, BofA Merrill Lynch, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Canaccord Genuity Inc. and JMP Securities LLC, as sales agents. Sales of the shares of common stock may be made, as needed, from time to time by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Company intends to use any net proceeds from the program for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs and the reduction, from time to time, of outstanding indebtedness, including borrowings under the Company’s revolving credit facility.

The Company has filed a registration statement (including a prospectus and a related prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering of shares of common stock described in this press release. Prior to investing, prospective investors should read the prospectus in that registration statement, the related prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the prospectus supplement and the accompanying prospectus relating to these securities are available on the SEC’s website at www.sec.gov or may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Group or by calling toll free at (866) 803-9204; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, OH 44114, Attention: Prospectus Delivery Department or by calling (800) 859-1783; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th floor, New York, New York 10281, Attention: Equity Syndicate or by calling toll free at (877) 822-4089; Canaccord Genuity Inc., 99 High Street, 12th Floor, Boston, Massachusetts 02110, Attention: Syndicate Department or by calling (617) 371-3900 or emailing prospectus@canaccordgenuity.com; and JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: Equity Syndicate or by calling (415) 835-8900.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.

Cautionary Statement Concerning Forward-Looking Statements.

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the proposed offering of shares and the use of proceeds therefrom, and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties that include, among others, risks associated with the offering, the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC, and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store and gas station properties. As of March 31, 2016, the Company owns and leases 842 properties in 23 states across the United States and Washington, D.C.

Contact:	Investor Relations
(516) 478-5418
ir@gettyrealty.com